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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT


         R.J. Tower Corporation (Michigan)

         Tower Automotive Bardstown, Inc. (Kentucky)

         Kalamazoo Stamping and Die Company (Michigan)

         Trylon Corporation (Michigan)

         Tower Automotive Products Company, Inc. (Delaware)

         Tower Automotive Services and Technology, Inc. (Delaware)

         Tower Automotive International, Inc. (Delaware)

         Tower Automotive Technology, Inc. (Michigan)

         Tower Automotive Plymouth, Inc. (Michigan)

         Tower Automotive Technology Products, Inc. (Indiana)

         Tower Automotive International Holdings, Inc. (Michigan)

         Tower Automotive Michigan Limited Partnership (Michigan)

         Tower Automotive Lansing, LLC (Michigan)

         Tower Automotive Tool, LLC (Michigan)

         Algoods, Inc. (Canada)

         Algoods USA, Inc. (Kentucky)

         Tower Automotive International Funding, Inc. (Michigan)

         Tower Automotive International Yorozu Holdings, Inc. (Michigan)

         Tower Automotive Capital Trust (Delaware)

         Tower Automotive Export, Inc. (Barbados, West Indies)

         Changchun Tower Golden Ring Automotive Products Company, Ltd. (China)

         Tower Automotive Canada, Inc. (Canada)

         Tower Componentes Automotivos Ltda. (Brazil)

         Tower do Brasil, Ltda. (Brazil)

         Tower Automotive do Brasil, S.A. (Brazil)

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         Tower Automotive Mexico, S. de R.L. de C.V. (Mexico)

         Tower Automotive International, B. V. (The Netherlands)

         Tower Automotive Europe, B. V. (The Netherlands)

         Tower Automotive Finance, B. V. (The Netherlands)

         Tower Italia, S.r.L. (Italy)

         Tower Automotive, S.r.L. (Italy)

         Oslamt, S.p.A. (Italy)

         Tower Automotive Sud, S.r.L. (Italy)

         Tower Automotive Melfi, S.r.L. (Italy)

         Tower Automotive India Private, Ltd. (India)

         Tower Automotive Holding, GmbH (Germany)

         Tower Automotive Verwaltung GmbH (Germany)

         Tower Automotive Deutschland, GmbH & Co. KG (Germany)

         Dr. Meleghy GmbH & Co. KG Werkzeubau und Presswerk (Germany)

         Dr. Meleghy Umformtechnick, GmbH (Germany)

         Dr. Meleghy Presswerk Zwickau, GmbH (Germany)

         Dr. Meleghy, GmbH (Germany)

         Dr. Meleghy Hydroforming Verwaltung, GmbH (Germany)

         Dr. Meleghy Hydroforming GmbH & Co. KG (Germany)

         MT Stahl Handelsgesellschaft GmbH & Co. KG (Germany)

         MT Stahl Handelsgesellschaft Verwaltung GmbH (Germany)

         Dr. Meleghy Szerzamgyares Presuzem KfT (Hungary)

         Dr. Meleghy Automotive Polska SP.zo.o (Poland)

         Presskam-Tower (Slovakia)